UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2013

New Source Energy Partners L.P.

(Exact name of Registrant as Specified in Charter)

Delaware	001-35809	38-3888132
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (405) 272-3028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2013, New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”) completed its initial public offering (the “Offering”) of 4,000,000 common units representing limited partner interests in the Partnership at a price to the public of $20.00 per common unit ($18.70 per common unit, net of underwriting discounts). The material terms of the Offering are described in the prospectus, dated February 7, 2013 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on February 8, 2013 pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-185754), initially filed by the Partnership on December 31, 2012.

Omnibus Agreement

On February 13, 2013, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, New Source Energy GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and New Source Energy Corporation, a Delaware corporation (“New Source Energy”).

Pursuant to the Omnibus Agreement, New Source Energy will provide management and administrative services for the Partnership and the General Partner. From the closing of the Offering through December 31, 2013, the Partnership will pay New Source Energy a quarterly fee of $675,000 for the provision of such services. After December 31, 2013, in lieu of the quarterly fee, the General Partner will reimburse New Source Energy, on a quarterly basis, for the actual direct and indirect expenses it incurs in its performance under the Omnibus Agreement, and the Partnership will reimburse the General Partner for such payments it makes to New Source Energy.

Additionally, pursuant to the Omnibus Agreement, New Source Energy will indemnify the Partnership, with respect to the properties contributed to the Partnership in connection with the offering (the “Partnership Properties”) against (i) title defects, subject to a $15,000 per claim de minimis exception, for amounts in excess of a $200,000 aggregate threshold, (ii) income taxes attributable to pre-closing operations as of the closing date of the Offering (iii) environmental claims, losses and expenses associated with the operation of our business prior to the closing, and (iv) all liabilities other than covered environmental liabilities, relating to the operation of the contributed assets prior to the closing that were not disclosed in the most recent pro forma balance sheet included in the Prospectus, or incurred in the ordinary course of business thereafter. New Source Energy’s maximum obligation under these indemnification provisions is limited to $2.0 million in the aggregate. New Source Energy’s indemnification obligation will (i) survive for three years after the closing of the Offering with respect to title, (ii) survive for one year after the closing of the Offering with respect to environmental and other operating liabilities and (iii) terminate upon the expiration of the applicable statute of limitations with respect to income taxes. The Partnership will also indemnify New Source Energy against certain potential environmental claims, losses and expenses associated with the operation of the Partnership Properties that arise after the consummation of the Offering.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

On February 13, 2013, in connection with the closing of the Offering, the Partnership entered into a Credit Agreement (the “Credit Agreement”) by and among the Partnership, as borrower, Bank of Montreal, as administrative agent for the lenders party thereto (the “Administrative Agent”), and the other lenders party thereto.

The Credit Agreement is a four-year, $60 million senior secured revolving credit facility with an initial borrowing base of $30 million. The borrowing base is subject to redetermination on a semi-annual basis based on an engineering report with respect to the estimated oil and gas reserves of the Partnership and its subsidiaries, which will take into account the prevailing oil and gas prices at such time, as adjusted for the impact of commodity derivative contracts. Unanimous approval by the lenders is required for any increase to the borrowing base. The

Credit Agreement is available for working capital for exploration and production, to provide funds in connection with the Partnership’s acquisition of oil and gas properties under the Contribution Agreement, to refinance certain indebtedness of New Source Energy and for general corporate purposes.

Borrowings under the Credit Agreement bear interest at a base rate (a rate equal to the highest of (a) the Federal Funds Rate plus 0.5%, (b) the Administrative Agent’s prime rate or (c) LIBOR plus 1.00%) or LIBOR, in each case plus an applicable margin ranging from 1.50% to 2.25%, in the case of a base rate loan, or from 2.50% to 3.25%, in the case of a LIBOR loan (determined with reference to the borrowing base utilization). The unused portion of the borrowing base will be subject to a commitment fee of 0.50% per annum. Accrued interest and commitment fees are payable quarterly, or in the case of certain LIBOR loans, at shorter intervals.

Borrowings under the Credit Agreement are secured by liens on substantially all of the Partnership’s properties, but in any event, not less than (i) 80% of the total value of the Partnership’s proved oil and gas properties, and (ii) 90% of the total value of the Partnership’s proved, developed, producing oil and gas properties.

The Credit Agreement requires the Partnership to maintain a ratio of EBITDAX to Interest Expense of not less than 2.5 to 1.0, a ratio of Total Debt to EBITDAX of not more than 3.5 to 1.0 and a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0, in each case as more fully described in the Credit Agreement.

Additionally, the Credit Agreement contains various covenants and restrictive provisions that, among other things, limits the ability of the Partnership to incur additional debt, guarantees or liens; consolidate, merge or transfer all or substantially all of its assets; make certain investments, acquisitions or other restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; incur commodity hedges exceeding a certain percentage of production; and prepay certain indebtedness. Notwithstanding the foregoing, the Credit Agreement permits the Partnership to make distributions to its common unit holders in an amount not to exceed “Available Cash” (as defined in the Partnership’s limited partnership agreement) so long as (i) no default or event of default has occurred and is continuing or would result therefrom and (ii) borrowing base utilization under the Credit Agreement does not exceed 90%.

Events of default under the Credit Agreement include, but are not limited to, the failure to make payments when due, breach of any covenants continuing beyond the cure period, default under other material debt, change in management or change of control and bankruptcy or other insolvency events.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Assignment and Assumption Agreement

On February 13, 2013, in connection with the closing of the Offering, the Partnership entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) by and among the Partnership and New Source Energy, pursuant to which New Source Energy assigned certain of its interests and rights under the Golden Lane Participation Agreement (the “Participation Agreement”) dated as of January 10, 2007, as amended by Amendment No. 1 to the Participation Agreement, dated as of October 20, 2007, which governs the development and operation of certain properties in the Golden Lane field, including the Partnership Properties. Pursuant to the Assignment and Assumption Agreement, the Partnership became a party to the Participation Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Assignment and Assumption Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Development Agreement

On February 13, 2013, in connection with the closing of the Offering, the Partnership entered into a development agreement (the “Development Agreement”) by and among the Partnership, New Source Energy and

New Dominion, LLC, an Oklahoma limited liability company (“New Dominion”). Pursuant to the Development Agreement, during each of the fiscal years ending December 31, 2013 through December 31, 2016, the Partnership has agreed to maintain an average annual maintenance drilling budget of $8.2 million to drill certain of the Partnership’s proved undeveloped locations and maintain the Partnership’s producing wells.

Pursuant to the Development Agreement, the General Partner will, at least annually and likely more frequently, at its discretion, determine the Partnership’s maintenance drilling budget. The General Partner will also have the right to propose which wells are drilled based on the Partnership’s maintenance drilling budget. Under the Development Agreement, New Dominion will use its commercially reasonable best efforts to (i) conduct its operations such that the Partnership’s proportionate share of capital expenses that it would consider maintenance capital under the Participation Agreement is equal to the annual maintenance drilling budget set by the General Partner and (ii) cause the wells drilled pursuant to the Participation Agreement to be consistent with the maintenance drilling schedule proposed by the General Partner. The General Partner will also have the ability to approve deviations from either the maintenance drilling budget (upward or downward) or the drilling schedule (additions, deletions or substitutions) to the extent proposed by New Dominion.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Development Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Director Indemnification Agreements

In connection with the closing of the Offering, the General Partner and the Partnership entered into Indemnification Agreements (“Indemnification Agreements”) with each of the directors of the General Partner (each, an “Indemnitee”). Each Indemnification Agreement provides, among other things, that the General Partner and the Partnership will, to the fullest extent permitted by applicable law, indemnify and hold harmless an Indemnitee against all losses, liabilities, judgments, fines, penalties, costs, expenses and other amounts that an Indemnitee reasonably incurs and that result from, arise in connection with or are by reason of an Indemnitee’s service as a director or in any other capacity for the General Partner, the Partnership or its subsidiaries at the request of the General Partner or the Partnership. Under the Indemnification Agreements, in specified circumstances, the General Partner and the Partnership must advance payment of expenses to an Indemnitee, including reasonable attorneys’ fees, in connection with certain proceedings. The Indemnification Agreements also provide that the General Partner must use its reasonable efforts to maintain specified insurance policies and coverages.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Director Indemnification Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Contribution Agreement

The description of the Contribution Agreement provided under Item 2.01 of this Current Report on Form 8-K (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K and are incorporated herein by reference.

Subordinated Promissory Note

On February 13, 2013, in connection with the closing of the Offering, the Partnership issued a $25.0 million note payable (the “Note Payable”) to New Source Energy as partial consideration for its contribution of the Partnership Properties to the Partnership. The Note Payable will mature on the fifth anniversary of the closing of the Offering and will bear interest quarterly at a rate of LIBOR plus 2.50%. If, upon any interest payment date, the Partnership does not have a minimum of $20.0 million of borrowing availability under the Credit Agreement, the amount of such interest payment will be capitalized and added to the outstanding principal amount of the Note Payable. The Note Payable is subordinated to borrowings under the Credit Agreement and any other senior indebtedness the Partnership may incur in the future. The Partnership will be permitted to prepay the Note Payable (plus accrued and unpaid interest) at any time; however, the Partnership will only be permitted by the Credit Agreement to prepay the Note Payable so long as, after giving effect to such prepayment, the Partnership has a minimum of $20.0 million of borrowing availability under the Credit Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Note Payable, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

As more fully described in the section entitled “Certain Relationships and Related Party Transactions” of the Prospectus, which section is incorporated herein by reference, New Source Energy owns 50% of the membership interests in the General Partner. New Source Energy also owns 777,500 common units and 2,205,000 subordinated units representing limited partner interests in the Partnership. The General Partner owns a 2.0% general partner interest in the Partnership, represented by 150,000 general partner units and all of the Partnership’s incentive distribution rights. In addition, many of the executive officers of the General Partner hold similar positions with New Source Energy, and many of the directors of the General Partner own economic interests, investments and other economic incentives in affiliates of New Source Energy.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On February 13, 2013, in connection with the closing of the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) by and among the Partnership, the General Partner and New Source Energy, pursuant to which, among other things, New Source Energy contributed the Partnership Properties to the Partnership, 2.0% of which contribution (the “GP Contribution”) will be made by New Source Energy on behalf of the General Partner, in exchange for (i) 2,205,000 subordinated units, (ii) 777,500 common units, (iii) the right to receive a distribution of $15.8 million, (iv) the Note Payable and (v) the Partnership’s assumption of $70.0 million of New Source Energy’s existing indebtedness and the Partnership’s agreement to pay such indebtedness immediately following New Source Energy’s contribution of the Partnership Properties to the Partnership. Additionally, the General Partner contributed the GP Contribution to the Partnership in exchange for a continuation of its prior 2.0% general partner interest in the Partnership, represented by 150,000 general partner units, and all of the Partnership’s incentive distribution rights.

As noted in Item 1.01 above, the Partnership has certain relationships with the other parties to the Contribution Agreement. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances of equity securities by the Partnership on February 13, 2013, in connection with the consummation of the transactions contemplated by the Contribution Agreement, is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each subordinated unit will convert into one common unit at the end of the subordination period. The subordination period began on the closing date of the Offering and extends until the first business day on or after December 31, 2015 that the Partnership earned and paid from operating surplus (as such term is defined in the Partnership Agreement), in the aggregate, distributions on each outstanding common unit, subordinated unit and general partner unit and any other partnership interests that are senior or equal in right of distribution to the subordinated units equaling or exceeding the minimum quarterly distribution payable with respect to three consecutive, non-overlapping four quarter periods immediately preceding such date, provided there are no arrearages in the minimum quarterly distribution on the common units at that time.

In addition, the subordination period will end on the first business day on or after December 31, 2013 that the Partnership earned and paid from operating surplus a distribution of at least $0.65625 (125% of the minimum quarterly distribution) on each outstanding common unit, subordinated unit, general partner unit and any other partnership interest that is senior or equal in right of distribution to the subordinated units, in addition to the corresponding incentive distributions for each such quarter, with respect to a period of four consecutive quarters immediately preceding such date.

The description of the subordination period is not complete and is qualified in its entirety by reference to the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordination Period” of the Prospectus, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P.

On February 13, 2013, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership and entered into its First Amended and Restated Agreement of Limited Partnership (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the sections entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amended and Restated Limited Liability Company Agreement of New Source Energy GP, LLC

On February 13, 2013, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended and restated, the “LLC Agreement”). The amendments to the LLC Agreement included, among other things, provisions regarding the issuance of additional classes of membership interests, the rights of the members of the General Partner, distributions and allocations and management by the board of directors of the General Partner.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	First Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P. dated as of February 13, 2013.

3.2	First Amended and Restated Limited Liability Company Agreement of New Source Energy GP, LLC dated as of February 13, 2013.

10.1	Omnibus Agreement, dated as of February 13, 2013, by and among the Partnership, the General Partner and New Source Energy Corporation.

10.2	Credit Agreement, dated as of February 13, 2013, by and among the Partnership, as borrower, Bank of Montreal, as administrative agent, and the other lenders party thereto.

10.3	Assignment and Assumption Agreement, dated as of February 13, 2013, by and among the Partnership and New Source Energy Corporation (Exhibit A thereto filed as Exhibits 10.6 and 10.7 to the Partnership’s Registration Statement on Form S-1/A on January 25, 2013 and incorporated herein by reference).

10.4	Development Agreement, dated as of February 13, 2013, by and among the General Partner, New Source Energy Corporation and New Dominion, LLC.

10.5	Form of Director Indemnification Agreement.

10.6	Subordinated Promissory Note, dated as of February 13, 2013.

10.7	Contribution, Conveyance and Assumption Agreement, dated as of February 13, 2013, by and among the Partnership, the General Partner and New Source Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Source Energy Partners L.P.

By:	New Source Energy GP, LLC, its general partner

By:	/s/ Kristian B. Kos
Name: Kristian B. Kos
Title: President and Chief Executive Officer

Date: February 15, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.1	First Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P. dated as of February 13, 2013.

3.2	First Amended and Restated Limited Liability Company Agreement of New Source Energy GP, LLC dated as of February 13, 2013.

10.1	Omnibus Agreement, dated as of February 13, 2013, by and among the Partnership, the General Partner and New Source Energy Corporation.

10.2	Credit Agreement, dated as of February 13, 2013, by and among the Partnership, as borrower, Bank of Montreal, as administrative agent, and the other lenders party thereto.

10.3	Assignment and Assumption Agreement, dated as of February 13, 2013, by and among the Partnership and New Source Energy Corporation (Exhibit A thereto filed as Exhibits 10.6 and 10.7 to the Partnership’s Registration Statement on Form S-1/A on January 25, 2013 and incorporated herein by reference).

10.4	Development Agreement, dated as of February 13, 2013, by and among the General Partner, New Source Energy Corporation and New Dominion, LLC.

10.5	Form of Director Indemnification Agreement.

10.6	Subordinated Promissory Note, dated as of February 13, 2013.

10.7	Contribution, Conveyance and Assumption Agreement, dated as of February 13, 2013, by and among the Partnership, the General Partner and New Source Energy Corporation.